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                                                                    Exhibit 16.1

August 25, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4.01 of Form 8-K/A dated August 25, 2004, of Wolverine Tube, Inc. and are in agreement with the statements contained in the first four paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                           /s/ Ernst & Young LLP


Birmingham, Alabama